Issuer Free Writing Prospectus

Filed pursuant to Rule 433

Registration No. 333-260138

October 25, 2021

Delimobil Holding S.A.

Delimobil Holding S.A., or the Company, has filed a registration statement on Form F-1 (including a prospectus) (No. 333-260138) with the Securities and Exchange Commission, or the SEC, for the offering to which this free writing prospectus relates.

Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. Investors should rely upon the prospectus and any relevant free writing prospectus for complete details. You may obtain these documents and other documents the Company has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you call Citigroup Global Markets Inc. at +1-800-831-9146. You may also access the Company’s most recent prospectus dated October 25, 2021, which is included in Amendment No. 2 to the Company’s registration statement on Form F-1, as filed with the SEC on October  25, 2021, by visiting EDGAR on the SEC website at: https://www.sec.gov/Archives/edgar/data/1872309/000119312521306346/d181580df1a.htm

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# Investor Presentation

October 2021 | Strictly Private and Confidential


12:20
АПРАКСИН
ДВОР
BMW 320I
KAZANSKAYA STREET 5
FUEL
42%
9.13 ₽/MIN
FIX
BOOK THE CAR

# Disclaimer

This presentation incorporates information from a prospectus filed with the SEC for the offering to which this communication relates. The Company cautions that this presentation (including oral commentary that accompanies this presentation) contains forward looking statements

The Company cautions that this presentation (including oral commentary that accompanies this presentation) contains forward-looking statements. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company's future financial or business performance, industry dynamics, plans, prospects, trends or strategies, objectives of management, competition and other financial and business matters. These statements represent the Company's opinions, expectations, beliefs, intentions, estimates or strategies regarding the future, which may not be realized. In some cases, you can identify forward-looking statements by words such as "expect," "intend," "plan," "believe," "project," "forecast," "estimate," "may," "will," "targets," "should," "anticipate" or the negative of these terms and similar statements of a future or forward-looking nature. The forward-looking statements contained in this presentation are based on expectations and assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Although we believe that the expectations reflected in the forward-looking statements are reasonable, you should, as you read and consider this presentation, understand that these statements are not guarantees of performance or results since we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor our advisors nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, changes in circumstances that are difficult to predict and other important factors, many of which are beyond the Company's control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statement. The Company believes these factors include, but are not limited to, the Company's ability to retain existing customers, attract new customers to its services and offerings, enhance its existing platform to meet evolving needs, successfully compete against current and future competition, and maintain the functionality of its platform. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, the Company's actual operating and financial performance may differ in material respects from the performance projected in these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date hereof. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Neither the Company nor its advisors undertake any obligation to update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in the Company's expectations, except as may be required by law. You should read this presentation with the understanding that the Company's actual future results, levels of activity, performance and events and circumstances may be materially different from the Company's expectations.

This presentation also contains estimates and other statistical data concerning our industry, competitive position and the markets in which we operate such as market size, growth and other similar data about the Company's industry. Unless otherwise indicated, such data is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by us. Industry publications, research, surveys and studies generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this presentation. In addition, projections, assumptions and estimates of the Company's future performance and the future performance of the markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk. This data involves a numbers of assumptions and limitations, and you are cautioned not to give undue weight to such data. Neither the Company nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. By attending or receiving this presentation you acknowledge that you will be solely responsible for your own assessment of the market and the Company's market position and that you will conduct your own analysis and be solely responsible for forming your own view of the potential future performance of the Company's business.

This presentation includes certain financial measures not presented in accordance with IFRS including but not limited to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit/(Loss) and Adjusted Gross Profit/(Loss) Margin. These financial measures are not measures of financial performance in accordance with IFRS and may exclude items that are significant in understanding and assessing the Company's financial results. Therefore, these measures should not be considered in isolation or as an alternative to operating loss or loss for the period, net cash used in operating activities or other measures of profitability, liquidity or performance under IFRS. You should be aware that the Company's presentation of these measures may not be comparable to similarly-titled measures used by other companies, which may be defined and calculated differently. See the Appendix for a reconciliation of certain of these non-IFRS measures to the most directly comparable IFRS measure. Certain financial information for 1H 2021 and 1H 2020 contained herein has not been audited, reviewed, comforted, confirmed or otherwise covered in a report by the Company's independent auditors. When and if financial information for 1H 2021 and 1H 2020 becomes available and is reviewed by the Company's independent auditors, the data could vary, possibly significantly, from the data set forth herein.

In the European Economic Area and in the United Kingdom this presentation and the accompanying oral presentation are only addressed to and directed at persons (1) in member states of the European Economic Area (each a "Member State") (the "EEA") who are "qualified investors" within the meaning of Article 2 of Regulation (EU) 2017/1129 ("Qualified Investors") and (2) in the United Kingdom who are "qualified investors" within the meaning of Article 2 of Regulation (EU) 2017/1129 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 ("UK Qualified Investors"). In addition, in the United Kingdom, such presentation and the accompanying oral presentation are being distributed only to, and are directed only at, UK Qualified Investors who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Order"), (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "Relevant Persons"). Such presentation and the accompanying oral presentation must not be acted on or relied on (i) in the United Kingdom, by persons who are not Relevant Persons, and (ii) in any Member State, by persons who are not Qualified Investors. Any investment or investment activity to which such presentation and the accompanying oral presentation relate is available only to or will be engaged in only with, (i) Relevant Persons in the United Kingdom, and (ii) Qualified Investors in any Member State. Access to this presentation is being given in connection with a proposed meeting with the Company and no copy of this presentation will be left behind after this meeting. By attending such meeting and/or accessing or reading a copy of this presentation you agree to be bound by the foregoing limitations and conditions and, in particular, will be taken to have represented, warranted and undertaken that (i) you have read, accept and agree to comply with the contents of this notice including, without limitation, the obligation to keep this presentation confidential and (ii) (A) if in a Member State you are a Qualified Investor; (B) if in the United Kingdom you are a Relevant Person; (C) you are a qualified institutional buyer as defined in Rule 144A under the Securities Act or an institution that is an accredited investor as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act; and (D) irrespective of where you are resident or incorporated, you are an institution that is permitted within your home jurisdiction and in the jurisdiction in which you are accessing the Information, under applicable law and regulation, to access this presentation.

# OUR MISSION

To foster human connection by placing fast , easy and affordable mobility at the heart of it. Let's share the future together.



# Car Sharing Has Become Fundamental Part of Personal Mobility Mix in Russia

We operate in the shared mobility market under two principal business lines: free-floating car sharing under our Delimobil brand and car subscription for longer-term rentals under our Anytime Prime brand.


Taxi
Personal car / rental
Car sharing
✓ Flexible renting and parking spots
✓ No parking fees
✓ Flexible route
✓ 24/7 working hours
✓ Attractive "all-in" pricing model
✓ Comfort of own car
✓ Higher utilization vs. personal cars
Bikes & scooters
Public transport
Convenience
Distance

Source: Public information.

# Leading Player in the Russian Car Sharing Market


12:20
BMW 320I
9.13 ₽/MIN
FIX
BOOK THE CAR

| | | | |
|---|---|---|---|
| #1 in Moscow[1] and widest regional presence[2] | c.18.4k<br>Total fleet size[3]<br>**c.1/3 market share** in Russia[4] | 25%+<br>Urban population covered[5] | c.44%<br>Market share in Moscow[1] |
| Loyal Customer Base | #1<br>By app downloads[6] | c.7.1mn<br>Registered users[7] | #1<br>Brand awareness[8] |
| Seamless User Experience | Free floating model | Cost effective vs. own car | Attractive 'all-in' pricing |
| Strong In-house Fleet Management | Up to 90%<br>Car uptime[9] | c.11.0k<br>Fleet servicing work orders daily[10] | Guido<br>Proprietary software for fleet management |
| Rapid Growth and Progress Towards Profitability | +120%<br>1H'21 revenue growth YoY | +21%<br>1H'21 fleet size[11] growth YoY | 16%<br>1H'21 Adj. EBITDA Margin |

Source: Company information, Moscow Transportation Department, Tiburon Research (Brand Health Tracking), App Annie, Frost & Sullivan, The Russian Federal State Statistics Service ("Rosstat").

Notes: (1) By number of trips as of August 2021, as per Moscow Transportation Department. (2) By number of cities of presence as of 30 June 2021, as per Frost & Sullivan. (3) Includes car sharing (17.8k) and long-term rental (0.6k) fleets, as of 30 September 2021. (4) By car sharing fleet size, as of 31 December 2020, as per Frost & Sullivan. (5) Total reach in 11 cities, as per Rosstat. (6) Worldwide among car sharing apps in 2020, as per App Annie. (7) Calculated as a sum of Delimobil's and Anytime Prime's users, as of 30 September 2021. (8) In the Russian car sharing market in December 2020 as per Tiburon Brand Health Research. (9) For Delimobil. (10) As of 30 September 2021. (11) Weighted average Delimobil fleet, i.e. the average number of vehicles that constituted our car sharing and long-term rental fleet in a given period, calculated as the sum of the number of days each vehicle was part of our fleet divided by the number of calendar days in the given period.

# Key Investment Highlights

1. **Large** and **rapidly growing** car sharing **market**
2. **Leading car sharing service in Russia** with widest presence in regions
3. Shared mobility platform for **seamless user experience**, driven by the mobile app
4. **Comprehensive technology stack** driving operations and efficiency
5. **Strong in-house fleet management** and operations infrastructure
6. **Rapid growth** and progress towards **profitability**
7. **Defined strategy** to capture significant growth potential
8. **Experienced management** team supported by **dedicated founders** and adherence to **international ESG** practice

# 1 Car Sharing Has Found Tremendous Success in Russia

**Moscow Has Become the Largest Car Sharing Market Globally**



# of Cars (k)
Moscow 25
Tokyo 21
Beijing 15
Shanghai 14
St.Petersburg 10
Berlin 6
Guangzhou 4
Munich 3
Hamburg 3
Madrid 3

**Large Personal Mobility Market in Russia**

Market Sizes in US$ Terms / # of Cars (EoP)[1]



$73.3bn / 27mn
Total Personal Cars[2], 2020
$16.6bn / 760k
Shared Mobility[3], 2025E
$302mn / 45k
Car Sharing[4], 2020
$86mn / 14.5k[5]
Delimobil Revenue, 2020

**Key facts underlying car-sharing potential in Russia**

- **110mn** — Largest urban population in Europe[6]
- **38** — Cities with population of 500k+ people, more than in the U.S.[7][8]
- **-123mn** — #1 Internet audience in Europe and 6th largest in the world[9]
- **69%** — Smartphone penetration with further growth potential[9]
- **304** — Lower car penetration 842 in the U.S. and 471 in UK[9][10]
- **13.9 years** — Higher average car age vs. 12.1 years in the U.S., 10.2 years in France, 8.6 years in UK)[9][11]

Source: Frost & Sullivan as of 31 December 2020.

Notes: (1) Market size values include VAT and are converted to USD using USD/RUB FX of 75.0, data from Frost & Sullivan. (2) Personal car fleet in cities with 100k+ population. (3) Includes taxi, ride-hailing and car sharing. (4) Includes car sharing and long-term rental. (5) Total revenue excluding VAT. Based on combined and consolidated financial statements in accordance with IFRS. Combined car sharing and long-term rental fleet size as at 31 December 2020. (6) Source: The Russian Federal State Statistics Service ("Rosstat") as of 1 January 2020. (7) Source: Rosstat. (8) Source: United States Census Bureau as of 1 July 2020. (9) Source: Frost & Sullivan. (10) Measured as # of cars (passenger vehicles only) per 1,000 inhabitants. (11) Source: Autostat.ru ("Autostat").

# 2 Leading Car Sharing Service in Russia with Widest Presence in Regions

## #1 in Russia by coverage

**c.17.8k**
Fleet size[1]
**c.1/3 market share** in Russia[2][3]

**25%+**
Urban population covered[4]

## #1 in Moscow[5] and widest regional presence

**c.44%**
Market share in Moscow[5]

**11 cities**
In Russia

## #1 by app downloads[6]

**c.7.1mn**
Registered users[7]

**c.40%**
MAU growth in 9M'21 vs. FY2020

### #1 player in Moscow, the largest car sharing market globally[8]

Market share in Moscow by number of trips[5]



44%
38%
14%
4%
делимобиль
Yandex Drive
BelkaCar
Others

### Far ahead of any competitor in terms of presence in Russian regional cities

Number of cities of presence in Russia[3]



11
5
4
3
делимобиль
BelkaCar
Yandex Drive
CityDrive

Source: Company information, Moscow Transportation Department, App Annie, Frost & Sullivan, Rosstat.
Notes: All numbers reflect the car sharing business only. (1) Car sharing fleet, as of 30 September 2021. (2) By car sharing fleet size, as of 31 December 2020. (3) As per Frost & Sullivan. (4) Total reach in 11 cities, as per Rosstat. (5) By number of trips as of August 2021, as per Moscow Transportation Department. (6) #1 worldwide in 2020 as per App Annie. (7) Calculated as a sum of Delimobil's and Anytime Prime's users, as of 30 September 2021. (8) Moscow is the largest market by fleet size, as of December 31, 2020.

2

# Delimobil Has All Critical Components in Place in the Market with High Barriers to Entry and Success

1. Significant scale of fleet and strong customer base ✓
2. Advanced technological capabilities driving a seamless customer experience ✓
3. Strong offline operational capabilities required ✓
4. Strategic relationships with OEMs ✓
5. Broad access to financing ✓
6. Regulatory requirements / support ✓

Source: Company information, Moscow Transportation Department.

# 3 Delivering Differentiated Outstanding User Experience

**High Availability and Convenience Driven by Large Optimised Fleet**

c.5 mins proximity in Moscow(1)

**Superior Value Proposition**
vs. Public Transport

- 24 / 7 mobility
- Comfort of own car
- Flexibility to leave car anywhere within rental zones
- Range of duration – from 1 min to days

**User Rating Based Transparent Smart Pricing**

$

**Broadest Coverage Area**

c. 1mn $km^2$ coverage

Any distance, from hyper-local to inter city

**Strong Independent Brand**

#1 Brand awareness(2)

**Superior Car Quality**

In-house fleet servicing

Repair & maintenance
Carwash
Refueling

**...Resulting in Large, Loyal and *Growing* Customer Base**

Source: Company information, Tiburon Research.
Notes: (1) Average time to car on foot shown to users at the moment when booking a car, 8 mins is the average across all cities. (2) In Russian car sharing market as of December 2020 as per Tiburon Brand Health Research.

# 3 Customer Stickiness and Spending Predictability

**Strong Customer Base Growth**

Registered users[1], mn



+78%
4.0
7.1
31 Dec 2019
30 Sep 2021

**Increasing Conversion and Usage Frequency**

**65%** of customers who started using Delimobil in 2019[2] continued using Delimobil in 2020

**Increasing Spend from Engaged Users**

**74%** ARPU[3] growth on 2nd month[4] for customers who started using Delimobil in 2020

**59%** ARPU[3] growth in 2020[2] for customers who started using Delimobil in 2019

Source: Company information.

Notes: All data for car sharing services only. (1) Calculated as a sum of Delimobil's and Anytime Prime's users. (2) Based on users from 2019 user cohort who completed at least one trip in 2020. (3) Revenue generated from users of our car sharing service for a given period divided by the total number of unique users of this service over the given period. (4) Based on users from 2020 monthly user cohorts who completed at least one trip in any second month in 2020.

# 4 Proprietary, Comprehensive Tech Stack is Core to Our Operations

Cloud-based scalable and customizable proprietary stack managed by highly qualified c.80 IT engineers

## Seamless Customer Experience

- Smart assistant and chat bot
- Remote warming-up and cooling
- Instant billing and e-invoicing
- In-app refueling
- Available at main operating systems

HUAWEI iOS

## Dynamic Smart Pricing

- Pricing responsive to supply-demand dynamics
- Individual rating, assessment and pricing system
- Fixed Tariff options
- Packaged Offers


DELITIME

## Deep Data Capabilities

- BI-driven decision-making
- Machine Learning and Algorithms driving:
  - Smart fleet distribution
  - Car washing optimization
  - Customer scoring and assessment

## Technology Powered Risk Reduction

- Auto face matching
- Live clients' scoring with AI
- Liveness identity verification
- Intoxication quiz
- Average 11 min client onboarding

## Guido

- Intelligent fleet management software

Source: Company information.

# 5 Large Fleet with Wide Variety of High Quality Cars backed by Lucrative Relationship with OEMs and Diversified Sources of Financing

Delimobil offers a wide variety of cars across vehicle classes



Economy
VW Polo
Hyundai Solaris
Kia Rio
Renault Kaptur
Fiat
Comfort
Smart
KIA Sportage
VW Tiguan
Nissan Qashqai
Premium
Mini Cooper
Audi A3/Q3
BMW 320
Kia Stinger
Mercedes-Benz E200
Mercedes-Benz GLC
Vans

| | Economy | Comfort | Premium | Vans |
|---|---|---|---|---|
| # of cars[1] | 15,012 | 1,915 | 758 | 99 |
| % of fleet[1] | 84% | 11% | 4% | 1% |

Most of Delimobil's fleet is purchased with financial leasing...

Total fleet breakdown by funding type[1]



Own cars
11%
c.17.8k
Financial leasing
89%

...of which almost half is provided by OEMs' leasing arms

Financial leasing fleet breakdown by lessor[2]



OEMs' lease companies
44%
Private lease companies
56%

Source: Company information.
Notes: (1) Car sharing fleet, as of 30 September 2021. (2) For lease agreements entered into during 1H2021.

# 5 Strong In-house Fleet Management

**Up to 90%**
**car uptime**

**Consistent and superior quality of car maintenance**

**Quick support**
in case of accidents

**Efficient roll-outs**
in new cities

## Smart Mobility Management (SMM) Services

**Delimobil is the only[1] car sharing company in Russia self-sufficient at own in-house fleet management**

- ✓ Car Repair & Maintenance
- ✓ Car Wash
- ✓ Refuelling

## Proprietary Tools Drive Efficiency and Quality of Service

We have developed Guido, a fleet management technology platform which our operational personnel access through our operational personnel-only mobile app, that enables us to process and allocate servicing-related tasks for optimum efficiency

guido▸▸

Fleet Management Software

**Broad range of car services**

- Refuelling, washing, etc.
- Car service history and car quality check

**Smart algorithms**

- Real-time data-driven task allocation
- Real-time workload balancing

**Unique services**

- Integration with IoT for remote car control, proprietary mobile app for the staff
- Full-cycle monitoring of car fleet servicing

Source: Company information.
Notes: (1) Based on management estimates

# 6 Rapid Growth and Progress Toward Profitability

**Revenue**
RUBmn



2020 and 1H'20 results were affected by COVID
+29%
+120%
5,012
6,449
2,245
4,930
13%
2%
85%
17%
3%
80%
18%
3%
79%
17%
3%
80%
2019
2020
1H'20
1H'21
Car Sharing Services
LT Rental Services
Other Revenue (1)

**Total Minutes Sold** (2)
Mn



4.3
5.5
4.7
6.8
932
935
381
577
+51%
2019
2020
1H'20
1H'21
% Revenue per Minute (3)

**Adj. Gross Profit / Loss** (4)
RUBmn



+11pp
+20pp
(9%)
3%
(22%)
23%
163
1,115
(441)
(502)
2019
2020
1H'20
1H'21
% Margin

**Adj. EBITDA** (5)
RUBmn



+17pp
+20pp
(21%)
(4%)
(27%)
16%
785
(286)
(605)
(1,055)
2019
2020
1H'20
1H'21
% Margin

- Revenue increases in 2020 and in 1H'21 were primarily attributable to price growth due to:
  1. an increase in the fixed basic pricing component of our dynamic pricing model,
  2. through our client rating system implemented in October 2020 and
  3. though our GEO dynamic pricing algorithm implemented in the first half of 2021
- Additional drivers of our Revenue increase in 1H'21 were growth of weighted average fleet, and growth of daily vehicle utilization
- We managed to reach positive Adjusted Gross profit in 2020 and Adjusted EBITDA in 1H'21 due to continuous focus on optimization of our costs across all costs lines and increased operating leverage as a result of the increasing scale of our business.

Source: Company information, combined and consolidated financial statements in accordance with IFRS.
Notes: (1) Other revenue includes other incidental customer fees (RUB953mn in 2020 and RUB606mn in 2019; RUB482mn in 1H'21 and RUB356mn in 1H'20), revenue from delivery services (RUB148mn in 2020 and null in 2019; RUB153mn in 1H'21 and RUB41mn in 1H'20), revenue from used motor vehicles sales and other revenue. (2) Total Minutes Sold is the total number of minutes that customers were charged for using our car sharing service in Delimobil segment in a given period. (3) Car sharing services in Delimobil segment only, calculated as revenue over total minutes sold. For reference, revenue from car sharing services was RUB4,279mn in 2019 (including RUB283 in Anytime segment), RUB5,170mn in 2020 (o/w null in Anytime segment), RUB1,780mn in 1H'20, and RUB3,938mn in 1H'21 (o/w null in Anytime segment). (4) Adjusted Gross Profit / (Loss) is defined as gross profit/(loss) adjusted for: (i) compulsory civil liability insurance proceeds, (ii) expected credit losses of trade receivables and (iii) following the adoption of our Phantom Share Plan, share-based expenses. (5) Adjusted EBITDA is defined as loss for the period adjusted for: (i) income tax benefit, (ii) finance costs, (iii) finance income, (iv) impairment of a right-of-use asset, (v) VAT write-off, (vi) loss on lease terminations, (vii) impairment of property, plant and equipment, (viii) (gain)/loss on disposal of property, plant and equipment, net, (ix) reversal of an impairment loss on an right-of-use asset, (x) subsidies received, (xi) insurance compensation received for damage of vehicles, (xii) reversal of impairment loss on property, plant and equipment, (xiii) depreciation of property, plant and equipment, (xiv) amortization of intangible assets, (xv) depreciation of right-of-use assets and (xvi) following the adoption of our Phantom Share Plan, share-based expenses.

# 7 Building Blocks of Our Future Growth

| Opportunity | Delimobil's Strategy | Delimobil's Advantages |
| --- | --- | --- |
| Regional Expansion in Russia | **Regions represent a significant growth opportunity**<br>c.48mn+ Population reach[1]<br>Long-term target: 38 cities with >0.5mn population | ✓ Strong track record of regional expansion<br>✓ Scalable in-house fleet management infrastructure<br>✓ Large fleet and opportunity to relocate cars between cities<br>✓ Well recognised brand, #1 by brand awareness[2] |
| Further Growth in Major Cities | **There is further room for growth in Moscow and St Petersburg**<br>Growing penetration & new audiences<br>Inter-city services e.g. internal tourism<br>Efficiency and profitability improvement driven further by SMM | ✓ Deep knowledge and expertise of operating in major cities<br>✓ Smart approach to car location and utilization<br>✓ Established relationships with local authorities<br>✓ Strong support from brand ambassadors |
| Development of Complementary & Subscription Services | 1 Long-term Car Rentals and Subscription<br>2 Corporate Car Sharing<br>3 Smart Mobility Management Services to 3rd Parties | |
| Additional Upside | ✓ Potential for international expansion in the long term | |

Source: Company information, Rosstat.
Notes: (1) Total population of Russian cities with 0.5mn+ people. (2) In the Russian car sharing market in December 2020 as per Tiburon Brand Health Research.

# 8 Strong Focus on ESG

## 1 Environment and Climate Change

We help reduce $CO_2$ emissions in various dimensions
- **32%** of respondents consider shifting to car sharing from personal cars [1]
- One car sharing vehicle typically replaces the use of around five personal cars[2]
- **Use of newer more environmentally friendly car models results in lower emission level**

## 2 Social Initiatives and Community Engagement

We build a sharing economy community
- **Social inclusion:** affordable means of mobility for a large range of customer groups
- **Urban impact:** efficient parking space management
- **Community support**

## 3 Security and Road Safety

We focus on tech solutions to prevent dangerous driving
- KYC technology for the new customers
- Additional verification via facial recognition to prevent fake accounts
- Online monitoring of driving style and alcohol quiz
- Car quality control via SMM

## 4 Privacy of Customer Personal Data

- Transparent process for personal data collection and processing
- Constant monitoring and prevention of cyberattacks
- Software settings to limit employee access to customer data
- Comprehensive **cyber security risk management** expected to be implemented in 2021-2022

## 5 Corporate Governance

- ESG at top of BoD agenda
- Female representation on Board of Directors and in Management team
- Phantom Share Plan for employees and executives

## 6 Transparent Reporting as Public Company

- Commitment to UN SDGs
- Establishment of regular ESG reporting
- Sustainability policies development

Source: Company information, Frost & Sullivan
Notes: (1) According to Frost & Sullivan, (2) Based on management estimates.

# 8 Experienced Management Team supported by Dedicated Founders and Board of Directors

## Pre-IPO Shareholder Structure

| Mikro Kapital (1) | VTB | Minority shareholders (2) |
|---|---|---|
| 68.21% | 13.39% | 18.40% |

## Board of Directors

Non-executive independent board member: Andrea Farace, Daniel Healy, Luc Vincent, Matteo Renzi

| Name | Role | Background |
|---|---|---|
| Vincenzo Trani | Chairman | GeneralInvest, European Bank, Banca Intesa |
| Elena Bekhtina | Director, CEO | P&G, KUPIVIP.RU, AIZEL |
| Andrea Farace | Director | Citi |
| Daniel Healy | Director | NFB, KPMG |
| Luc Vincent | Director | Lyft, Google |
| Matteo Renzi | Director | Stanford University |
| Artur Melikyan | Director | Private Lawyer |
| Yuriy Gordeyev | Director | Credit Suisse, VTB Capital, Morgan Stanley |
| Vittorio Volpi | Director | UBS, Banca Commerciale Italiana |

## Experienced Management Team with Impressive Track Record

| Name | Role | Background |
|---|---|---|
| Vincenzo Trani | Chairman | GeneralInvest, European Bank, Banca Intesa |
| Stanislav Groshov | Co-founder, VP | GeneralInvest, Carnelutti, Melling Voitishkin & Partners |
| Elena Bekhtina | Director, CEO | P&G, KUPIVIP.RU, AIZEL |
| Danila Savin | CTO | Delivery Club, OZON |
| Natalya Borisova | CFO | Honeywell, Scania, KUPIVIP.RU |
| Dmitry Ryazanov | CPO | OZON, Lamoda, Delivery Club |
| Gnel Khachatryan | COO | sogaz |
| Andrey Derzhavets | CEO (Anytime) | Leroy Merlin |
| Alsu Latypova | Head of IR | Deloitte, ivi |

Source: Company information.
Notes: (1) Mikro Capital Management S.A. is the management company of MIKRO FUND which owns 16.89% directly, 37.96% through its subsidiary MK Impact Finance and 13.37% through subsidiary D-Mobility Worldwide A.s. MK Impact Finance, MIKRO FUND and D-Mobility Worldwide A.s. are indirectly controlled by Mr. Vincenzo Trani. (2) Artem Sergeev (1.13%), Artur Melikyan (4.23%), Stanislav Groshov (3.04%)

# Key Takeaways

| | | |
|---|---|---|
| Significant TAM Opportunity | Leading Car Sharing Service in Russia | Extensive Operational and Tech Capabilities |
| Loyal Customer Base and Seamless User Experience | Rapid Growth and Progress Towards Profitability | Founder-supported Management Team with Impressive Track Record |

# Appendix



# Adjusted Gross Profit and Adjusted EBITDA Reconciliation

| *In RUBmn, Unless Stated Otherwise* | 2019 | 2020 | 1H'20 | 1H'21 |
|---|---|---|---|---|
| Revenue | 5,012 | 6,449 | 2,245 | 4,930 |
| Revenue from Car Sharing Services [1] | 4,279 | 5,170 | 1,780 | 3,938 |
| Revenue from Long-term Rental Services | 104 | 176 | 68 | 145 |
| Other Incidental Customer Fees | 606 | 953 | 356 | 682 |
| Revenue from Delivery Services | - | 148 | 41 | 153 |
| Other Revenue | 23 | 2 | - | 12 |
| Cost of Revenue | (5,488) | (6,377) | (2,766) | (3,909) |
| Gross Profit | (476) | 72 | (521) | 1,021 |
| Compulsory Civil Liability Insurance Proceeds | 106 | 163 | 53 | 123 |
| Expected Credit Losses of Trade Receivables | (71) | (72) | (34) | (31) |
| Share-based Renumeration | - | - | - | 2 |
| Adj. Gross Profit | (441) | 163 | (502) | 1,115 |
| | | | | |
| Loss for the Period | (3,573) | (3,056) | (2,296) | (1,070) |
| Income Tax Benefit | (577) | (419) | (482) | 111 |
| Finance Costs | 1,997 | 2,564 | 1,681 | 1,105 |
| Finance Income | - | (15) | (16) | (90) |
| Impairment of a Right-of-Use Asset | 361 | 60 | 21 | 32 |
| VAT Write-off | 8 | 39 | 1 | - |
| Loss on Lease Terminations | 3 | 31 | - | - |
| Impairment of PP&E | 12 | - | - | - |
| Gain / (Loss) on Disposal of PP&E, Net | 9 | (2) | 1 | 2 |
| Reversal of an Impairment Loss on a Right-of-Use Asset | - | (304) | - | - |
| Subsidies Received | (42) | (182) | - | - |
| Insurance Compensation Received for Damage of Vehicles | - | (12) | (8) | (11) |
| Reversal of Impairment Loss on PP&E | - | (9) | - | - |
| Depreciation of PP&E | 13 | 33 | 13 | 41 |
| Amortization of Intangible Assets | 12 | 68 | 27 | 60 |
| Depreciation of Right-of-Use Assets | 722 | 918 | 453 | 557 |
| Share-based Renumeration | - | - | - | 48 |
| Adj. EBITDA | (1,055) | (286) | (605) | 785 |

Source: Company information, combined and consolidated financial statements in accordance with IFRS.
Notes: (1) Total car sharing services revenue including RUB3,996mn in Delimobil segment and RUB283mn in Anytime segment in 2019, car sharing revenue in Anytime segment is null in 2020, 1H'20 and 1H'21.